SUB-ITEM 77H

As of June 30, 2011, the following entity owns 25% or more of the voting securities of MFS Emerging Markets Equity Portfolio:

--------------------------------------------------------------------------
PERSON/ENTITY                    FUND                      PERCENTAGE
--------------------------------------------------------------------------
--------------------------------------------------------------------------
SC IBBOTSON BALANCED FUND        FCE                       25.21%
--------------------------------------------------------------------------




As of June 30, 2011, the following entity owns 25% or more of the voting securities of MFS Technology Portfolio:

--------------------------------------------------------------------------
PERSON/ENTITY                    FUND                      PERCENTAGE
--------------------------------------------------------------------------
--------------------------------------------------------------------------
AXA EQUITABLE LIFE
INSURANCE CO                     TKS                       33.57%
--------------------------------------------------------------------------